UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Evans Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2008
To Our Shareholders:
          On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Shareholders of Evans Bancorp, Inc. The Annual Meeting this year will be held at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, on Thursday, April 24, 2008 at 9:00 a.m. The formal Notice of the Annual Meeting is set forth on the following page.
          The enclosed Notice and Proxy Statement contain details concerning the business to come before the 2008 Annual Meeting. The Board of Directors of Evans Bancorp recommends a vote “FOR” the re-election of James E. Biddle, Jr., Kenneth C. Kirst and Nancy W. Ware as directors for a three year term.
To Vote:
          Your vote is important, regardless of whether or not you attend the Annual Meeting. I urge you to sign, date, and return the enclosed proxy card in the postage-paid envelope provided as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. If you are voting “FOR” the election of the nominated directors, you need only date, sign and return the proxy card.
          Voting is tabulated by an independent firm; therefore, to ensure that your vote is received in a timely manner, please mail the white proxy card in the envelope provided — do not return the proxy card to Evans Bancorp, Inc.
To Attend the Annual Meeting:
          The Annual Meeting will include a continental breakfast. To ensure that our reservation count will be accurate, if you plan to attend the meeting, please complete the appropriate section on the white proxy card and return it in the postage-paid envelope provided — do not return the proxy card to Evans Bancorp, Inc.
          PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE ANNUAL MEETING, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.
          Thank you for your confidence and support.

Sincerely,

David J. Nasca
President and
Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
BOARD OF DIRECTOR COMMITTEES
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

EVANS BANCORP, INC.
14-16 North Main Street
Angola, New York 14006
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 24, 2008
          The Twentieth Annual Meeting of Shareholders of Evans Bancorp, Inc., a New York corporation (the “Company”), will be held on Thursday, April 24, 2008 at 9:00 a.m. at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, for the following purposes:
(1)	To elect three directors of the Company, such directors to hold office for the term of three years and until the election and qualification of their successors.

(2)	To act upon such other business as may properly come before the meeting or any adjournment thereof.
          The Board of Directors has fixed the close of business on March 10, 2008 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.
          A copy of the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the Company’s 2007 fiscal year are enclosed for your reference.
          Please complete and return the enclosed proxy card in the accompanying postage-paid, addressed envelope as soon as you have had an opportunity to review the attached Proxy Statement.

By Order of the Board of Directors

William R. Glass
Secretary
Angola, New York
April 2, 2008

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EVANS BANCORP, INC.
14-16 North Main Street
Angola, New York 14006
PROXY STATEMENT
Dated April 2, 2008
For the Annual Meeting of Shareholders
to be Held April 24, 2008
GENERAL INFORMATION
This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the “Company”), in connection with the solicitation of proxies for use at the Twentieth Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, on Thursday, April 24, 2008 at 9:00 a.m. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.
Shares of common stock represented by a proxy in the form enclosed, properly executed, will be voted in the manner instructed, or if no instructions are indicated, in favor of the election of the director nominees named therein. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder of record may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.
This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 2, 2008.
VOTING SECURITIES
Only holders of shares of common stock of record at the close of business on March 10, 2008 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 10, 2008, the Company had 2,748,924 shares of common stock outstanding. For all matters to be voted on at the Annual Meeting, holders of common stock are entitled to one vote per share. A quorum of shareholders is necessary to hold a valid Annual Meeting. A majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes and abstentions will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum.
Under the Company’s bylaws and the laws of the State of New York, directors of the Company are elected by a plurality of the votes cast at the meeting by holders of shares of common stock entitled to vote in the election. That means the three director nominees will be elected if they receive more affirmative votes than any other nominees. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information, as of March 10, 2008, concerning, except as indicated in the footnotes below:
•	Each person whom we know beneficially owns more than 5% of our common stock.

•	Each of our directors and nominees for the board of directors, and one individual currently serving as director emeritus.

•	Each of our named executive officers.

•	All of our directors and executive officers as a group.
Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person as of March 10, 2008 includes shares of common stock that such person has the right to acquire on or within 60 days after March 10, 2008 upon the exercise of options. For each individual included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the 2,748,924 shares of common stock outstanding on March 10, 2008 plus the number of shares of common stock that such person or group has the right to acquire on or within 60 days after March 10, 2008. Beneficial ownership representing less than one percent is denoted with an “*.”

	Number of Shares	Total Percent
Name of Beneficial Owner	Beneficially Owned	of Class
Directors and Officers

James E. Biddle, Jr. (1)	7,155	*

Phillip Brothman (2)	38,802	1.4%

LaVerne G. Hall (3)	81,321	2.9%

Kenneth C. Kirst (4)	3,240	*

Mary Catherine Militello (5)	2,798	*

Robert G. Miller, Jr (6)	72,946	2.6%

David J. Nasca (7)	6,020	*

John R. O’Brien (8)	4,278	*

David M. Taylor (9)	9,773	*

James Tilley (10)	3,004	*

Nancy W. Ware (11)	4,631	*

Thomas H. Waring, Jr. (12)	5,958	*

William R. Glass (13)	4,898	*

Gary A. Kajtoch	2,500	*

Directors and executive officers as a group (14 persons)	247,324	8.9%

	Number of Shares	Total Percent
Name of Beneficial Owner	Beneficially Owned	of Class
5% Security Holders

William F. Barrett (14)	242,761	8.7%
8685 Old Mill Run Angola, NY 14006

Wellington Management Company, LLP (15)	182,838	6.6%
75 State Street Boston, MA 02109

(1)	Includes 3,261 shares that Mr. Biddle may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(2)	Includes 2,820 shares owned by Mr. Brothman’s wife, 1,608 shares owned by Merrill Lynch as custodian for Phillip Brothman IRA account, and 8,150 shares that Mr. Brothman may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(3)	Includes 30,734 shares owned by Mr. Hall’s wife, and 3,261 shares that Mr. Hall may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter. Mr. Hall serves as director emeritus, effective January 1, 2008.

(4)	Includes 109 shares owned by Mr. Kirst’s wife, and 1,000 shares that Mr. Kirst may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(5)	Includes 2,103 shares that Mrs. Militello may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(6)	Includes 375 shares owned by Mr. Miller’s daughter, as to which he disclaims beneficial ownership, and 178 shares owned by Mr. Miller’s son, as to which he disclaims beneficial ownership.

(7)	Includes 2,500 shares of restricted stock that fully vest on April 19, 2008.

(8)	Includes 2,420 shares that Mr. O’Brien may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(9)	Includes 453 shares owned jointly by Mr. Taylor and his wife, and 3,261 shares that Mr. Taylor may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(10)	Includes 113 shares held by Mr. Tilley’s wife and 15 shares held by Mr. Tilley, as trustee, in trust for his grandson.

(11)	Includes 3,261 shares that Mrs. Ware may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(12)	Includes 4,890 shares that Mr. Waring may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(13)	Includes 2,615 shares held jointly by Mr. Glass and his wife.

(14)	Includes 67,531 shares owned by Mr. Barrett’s wife, and 3,261 shares that Mr. Barrett may acquire by exercise of options available at March 10, 2008 or within 60 days thereafter.

(15)	Based on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s officers and directors, the Company believes that during fiscal 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by such persons, except that David J. Nasca filed a late report on Form 4 to report a grant of 2,500 shares of restricted common stock of the Company and Kenneth C. Kirst filed a late report on Form 4 to report a transfer of 784 shares of common stock of the Company.
PROPOSAL
ELECTION OF DIRECTORS
The Company’s bylaws provide for a classified board of directors, with three classes of directors, each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Board of Directors is authorized by the Company’s bylaws to fix from time-to-time, the number of directors that constitute the whole Board of Directors. The Board size has been set at eleven members. The nominees for director are: James E. Biddle, Jr., Kenneth C. Kirst and Nancy W. Ware, each of whom currently serves as a director and are standing for re-election.
Ms. Ware and Messrs. Biddle and Kirst, if elected as directors, will hold office for three years until the Annual Meeting of Shareholders in 2011 and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any nominee would be unable or unwilling to serve, if elected. In the event that any nominee for director becomes unavailable and a vacancy exists, it is intended that the Nominating Committee of the Board of Directors will recommend a substitute nominee for approval by the Board of Directors.
It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted “FOR” the director nominees: James E. Biddle, Jr., Kenneth C. Kirst and Nancy W. Ware.
The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors.
INFORMATION REGARDING DIRECTORS, DIRECTOR NOMINEES
AND EXECUTIVE OFFICERS
The following tables set forth the names, ages, and positions of the director nominees, the directors continuing in office, and the executive officers of the Company:
Nominees for Directors (for terms expiring in 2011):

			Term
Name	Age	Position	Expires	Independent *
James E. Biddle, Jr.	46	Director	2008	Yes

Kenneth C. Kirst	55	Director	2008	Yes

Nancy W. Ware	51	Director	2008	Yes

*	Independence has been determined by the Company’s Board of Directors as defined in the marketplace rules of The Nasdaq Stock Market.

Directors Continuing in Office and Executive Officers:

			Term
Name	Age	Position	Expires	Independent*
Phillip Brothman	69	Chairman of the Board, Director	2010	Yes

Mary Catherine Militello	50	Director	2010	Yes

Robert G. Miller, Jr. †	51	Director	2009	No
		President, ENB Insurance Agency, Inc. President, ENB Associates Inc.

David J. Nasca †	50	Director	2010	No
		President and Chief Executive Officer of the Company
		President and Chief Executive Officer of Evans National Bank

John R. O’Brien	58	Director	2009	Yes

David M. Taylor	57	Director	2010	Yes

James Tilley	66	Director	2009	No

Thomas H. Waring, Jr.	50	Vice Chairman of the Board, Director	2010	Yes

William R. Glass †	61	Secretary of the Company	—	—
		Senior Vice President of Evans National Bank Chief Executive Officer, Evans National Leasing, Inc.

Gary A. Kajtoch †	41	Treasurer of the Company	—	—
		Senior Vice President and Chief Financial Officer of Evans National Bank

†	Executive Officer

*	Independence has been determined by the Company’s Board of Directors as defined in the marketplace rules of the Nasdaq Stock Market.
Directors, Director Nominees and Executive Officer Information. Set forth below is biographical and other information, as of March 10, 2008, about (1) the persons who will make up the Board of Directors following the Annual Meeting, assuming election of the nominees named above, and (2) the executive officers of the Company.
Mr. Biddle has been a director of the Company since 2001. He serves as the Chairman and Treasurer of Mader Construction Co., Inc., and has held that position since 2001. In addition, Mr. Biddle serves as the Vice President and Treasurer of Arric Corp., an environmental remediation company.

Mr. Kirst has been a director of the Company since 2005. He is the Executive Vice President of Kirst Construction, Inc., a construction company, and has held that position since 2004. From 1976 until 2004, he was the Vice President of Kirst Construction, Inc.
Mrs. Ware has been a director of the Company since 2003. She has served as the President of EduKids, Inc. Early Childhood Centers since 1989.
Mr. Brothman has been a director of the Company since 1976. He was a partner in the law firm of Hurst Brothman & Yusick from January 1969 until February 2004 when Hurst Brothman & Yusick merged with Harris Beach PLLC. Mr. Brothman is currently a partner in the law firm of Harris Beach PLLC. He has served as Chairman of the Board of Directors of the Company and Chairman of the Board of Evans National Bank (the “Bank”) since January 2001.
Mrs. Militello has been a director of the Company since 2004. She has owned and managed Militello Marketing, a marketing consulting company, since 1999.
Mr. Miller has been a director of the Company since 2001. He has served as the President of ENB Insurance Agency, Inc. (formerly M&W Agency, Inc.) since 2000 and ENB Associates Inc. since 2003, each an indirect wholly-owned subsidiary of the Company. From January 1994 to September 2000, he was the President of M&W Group, Inc., an insurance agency. Mr. Miller serves as President of ENB Insurance Agency pursuant to an employment agreement with ENB Insurance Agency.
Mr. Nasca has been a director of the Company since September 1, 2006. Mr. Nasca also serves as the President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank. He has held the position of President of the Company and Bank since December 1, 2006, and Chief Executive Officer of the Company and the Bank since April 1, 2007. Mr. Nasca served as Chief Operating Officer of LifeStage, LLC, a health care services startup company, from October 2005 to August 2006. From June 2004 to October 2005, Mr. Nasca served as Executive Vice President Strategic Initiatives of First Niagara Financial Group. Mr. Nasca held the position of Executive Vice President Consumer Banking Group, Central New York Regional Executive of First Niagara Financial Group from June 2002 through June 2004. From October 2000 through June 2002, Mr. Nasca held the position of President and Chief Executive Officer of Cayuga Bank, then a wholly-owned subsidiary of First Niagara Financial Group. Mr. Nasca serves as President and Chief Executive Officer of the Company and the Bank pursuant to an employment agreement with the Company and the Bank.
Mr. O’Brien has been a director of the Company since 2003. Prior to his retirement in June 2004, Mr. O’Brien served as the Executive Director of Financial Administration for the Roman Catholic Diocese of Buffalo, New York.
Mr. Taylor has been a director of the Company since 1986. He has served as the President of Concord Nurseries, Inc., a shrub, fruit and tree wholesale nursery, since 1985.
Mr. Tilley has been a director of the Company since 2001. Mr. Tilley’s served as President of the Company and the Bank until December 1, 2006, and as Chief Executive Officer of the Company and the Bank until April 1, 2007. Mr. Tilley served as the President of the Company and the Bank beginning January 2001, and as Chief Executive Officer of the Company and the Bank beginning January 2002. From January 1998 until January 2001, Mr. Tilley served as the Senior Vice President of the Bank.
Mr. Waring has been a director of the Company since 1998. He has owned and managed Waring Financial Group, a financial planning, insurance and financial services and sales firm, since 1996.

Mr. Glass is the Secretary of the Company and also serves as Senior Vice President of the Bank and Chief Executive Officer of Evans National Leasing, Inc. He has held the position of Senior Vice President since 1994 and the position of Chief Executive Officer of Evans National Leasing, Inc. since its inception in December 2004. Mr. Glass has served as Secretary of the Company since April 2006. Mr. Glass served as Assistant Secretary of the Company from April 2003 until April 2006. He acted as Treasurer of the Company from 1994 to April 2003. Mr. Glass serves as Senior Vice President of the Bank pursuant to an employment agreement with the Bank.
Mr. Kajtoch is the Treasurer of the Company and also serves as Senior Vice President and Chief Financial Officer of the Bank. He has held the position of Senior Vice President and Chief Financial Officer of the Bank since February 2007 and was appointed Treasurer in April 2007. Prior to working for the Company, Mr. Kajtoch worked at M&T Bank, serving as a Vice President in M&T’s Finance Division. His responsibilities in his most recent positions at M&T included serving as manager of Management Accounting (2005-2007), manager of the Business Valuation and NPV Analysis Group (2004-2005), and as CFO of the Commercial Bank Division (2000-2004). Mr. Kajtoch serves as Chief Financial Officer and Senior Vice President of the Bank pursuant to an employment agreement with the Bank.
Director Emeritus
William F. Barrett, 66, served as a director of the Company from 1971 until his retirement effective November 1, 2007. Mr. Barrett now serves as director emeritus of the Company for a period of one year from the effective date of his resignation. Mr. Barrett has the right to attend board meetings but has no authority to vote or to receive compensation. Mr. Barrett served as President of Carl E. Barrett, Ltd., an insurance agency, until his retirement in 1997. He has been a property developer and real estate manager since 1986. During his term as a director in fiscal 2007, Mr. Barrett was “independent,” as defined in the marketplace rules of the Nasdaq Stock Market.
LaVerne G. Hall, 70, served as a director of the Company from 1981 until his retirement effective December 31, 2007. Mr. Hall now serves as director emeritus of the Company for a period of one year from the effective date of his resignation. Mr. Hall has the right to attend board meetings but has no authority to vote or to receive compensation. Mr. Hall served as the Chairman of L.G. Hall Building Contractors, Inc., a construction company, until his retirement in 1997. During his term as a director in fiscal 2007, Mr. Hall was “independent,” as defined in the marketplace rules of the Nasdaq Stock Market.
Policy for Director Attendance at Annual Meeting. It is the policy of the Company that all directors be present at the Annual Meeting, barring unforeseen or extenuating circumstances. All directors, except for William F. Barrett, were present at the Company’s 2007 Annual Meeting.
Shareholder Communications with the Board of Directors. Shareholders and other parties interested in communicating directly with the Company’s Board of Directors may do so by writing to the Evans Bancorp, Inc. Board of Directors, One Grimsby Drive, Hamburg, NY 14075. All correspondence received under this process is compiled and summarized by the Executive Assistant to the President and Chief Executive Officer of the Company and presented to the Board of Directors. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee. These procedures are available in the Governance Documents — Audit Concerns and Communication Policy section of the Company’s website (www.evansbancorp.com).
Code of Ethics for Chief Executive Officer and Principal Financial Officer. The Company has a “Chief Executive Officer/Treasurer Code of Ethics,” which is applicable to the Company’s principal executive officer and principal financial and accounting officer. The “Chief Executive Officer/Treasurer Code of Ethics” is available in the Governance Documents section of the Company’s website (www.evansbancorp.com). The Company intends to post amendments to or waivers from its code of ethics at this location on its website.

BOARD OF DIRECTOR COMMITTEES
The Company’s Board of Directors has five standing committees: the Audit Committee, the Governance Committee, the Human Resource and Compensation Committee, the Nominating Committee and the Stock Option and Long-Term Incentive Plan Committee. The members of each committee have been nominated by the Chairman of the Board of Directors and approved by the full Board. The names of the members of each committee, together with a brief description of each committee’s function, is set forth below.
         Audit Committee:

John R. O’Brien, Chairman	James E. Biddle, Jr.	Mary Catherine Militello
David M. Taylor
The Audit Committee met eight times during fiscal 2007. The Audit Committee is responsible for reviewing the financial information of the Company that will be provided to shareholders and others, overseeing the systems of internal controls which management and the Board of Directors have established, selecting and monitoring the performance of the Company’s independent auditors, and overseeing the Company’s audit and financial reporting processes. The Board of Directors has determined that John R. O’Brien and James E. Biddle, Jr. each qualify as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K, and that each member of the Audit Committee is an “independent director” as defined in the marketplace rules of The Nasdaq Stock Market. The Board of Directors has adopted an Audit Committee Charter, which is available in the Governance Document section of the Company’s website at www.evansbancorp.com.
         Human Resource and Compensation Committee:

Thomas H. Waring, Jr., Chairman	Phillip Brothman	Mary Catherine Militello
Nancy W. Ware
The Human Resource and Compensation Committee met six times during fiscal 2007. Its primary responsibilities include reviewing management’s recommendations and making determinations regarding job classifications, salary ranges, annual merit increases and fringe benefits; and establishing the compensation levels of the Named Executive Officers of the Company. The Board of Directors has determined that each of the members of the Human Resource and Compensation Committee is an “independent director,” as defined in the marketplace rules of The Nasdaq Stock Market. The Board of Directors has adopted a Human Resource and Compensation Committee Charter, which is available in the Governance Document section of the Company’s website at www.evansbancorp.com.
William F. Barrett served on this Committee through his retirement on November 1, 2007. LaVerne G. Hall served on this Committee through his retirement on December 31, 2007.
         Stock Option and Long-Term Incentive Plan Committee:

Mary Catherine Militello	Nancy W. Ware
The Stock Option and Long-Term Incentive Plan Committee met once during fiscal 2007. Its purpose is to determine the terms and provisions of awards to eligible persons under the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan (as amended and restated as of January 27, 2003) ( the “Plan”). This committee also may interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan and make such other determinations as the Committee deems necessary and advisable for the administration of the Plan.

William F. Barrett served as Chairman of this Committee through his retirement on November 1, 2007. LaVerne G. Hall served on this Committee through his retirement on December 31, 2007.
         Governance Committee:

Phillip Brothman, Chairman	James E. Biddle, Jr.	Kenneth C. Kirst
David J. Nasca	James Tilley	Nancy W. Ware
The Governance Committee met four times during fiscal 2007. Its purpose is to assist the Board in developing and implementing corporate governance guidelines for the Company, and to provide oversight of the corporate governance affairs of the Company.
         Nominating Committee:

Phillip Brothman, Chairman	James E. Biddle, Jr.	Kenneth C. Kirst
Nancy W. Ware
The Nominating Committee is delegated with the responsibility of identifying and recommending to the Board candidates for director nominees to be presented to the shareholders for their consideration at the annual meetings of shareholders, and to fill vacancies on the Board of Directors. The Nominating Committee did not separately meet during fiscal 2007; the director nominees for the Annual Meeting were selected by a majority of the independent directors of the full Board. The Board of Directors has determined that each of the members of the Nominating Committee is an “independent director,” as defined in the marketplace rules of the NASDAQ Stock Market. The Board of Directors has adopted a Nominating Committee Charter, which is available in the Governance Document section of the Company’s website at www.evansbancorp.com.
The Company’s bylaws set out the procedure to be followed by shareholders desiring to nominate directors for consideration at an annual meeting of shareholders. Under the Company’s bylaws, shareholder director nominations must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations must be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Additionally, the Company’s bylaws require that, in order to serve as a director of the Company, an individual must own at least $10,000 aggregate market value of the Company’s common stock and must be less than 70 years of age. Nominations not made in accordance with the bylaws of the Company may be disregarded by the presiding officer of the meeting, in his/her discretion, and upon his/her instruction, the inspectors of election may disregard all votes cast for each such nominee. However, in the event that any such nominee is nominated by more than one shareholder, the nomination shall be honored, and all votes cast in favor of such nominee shall be counted if at least one nomination for that person complies with the provisions of the bylaws of the Company.
The process whereby the Nominating Committee identifies director candidates may include identification of individuals well-known in the community in which the Company operates and individuals recommended to the Nominating Committee by current directors or officers who know those individuals through business or other professional relationships, as well as recommendations of individuals to the Nominating Committee by shareholders and customers. The Nominating Committee is developing a formal procedure to be followed by shareholders desiring to submit director candidates to the Nominating Committee. This procedure will be made available in the Governance Document section of the Company’s website. In its evaluation of prospective director candidates, the Nominating Committee considers an individual’s independence (as defined in the marketplace rules of The Nasdaq Stock Market), skills and experience relative to the needs of the Company. Director candidates meet personally with the members of the Nominating Committee and are interviewed to determine their satisfaction of the criteria referred to above. There is no difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders, as opposed to director candidates presented for consideration to the Nominating Committee by directors, officers or otherwise.
Board Meetings and Attendance at Board of Director and Committee Meetings. The Company’s Board of Directors met twelve times during fiscal 2007. The Bank’s Board of Directors met twelve times during fiscal 2007. Each incumbent director attended at least 75% of: (1) the aggregate of all meetings of the Company’s Board of Directors (held during the period for which he or she served as a director) and (2) all meetings held by the committees of the Company’s Board of Directors on which he or she served (during the periods that he or she served).
Availability of Committee Charters and Other Corporate Governance Documents. Current copies of the charters for the Audit Committee, Human Resource and Compensation Committee, Governance Committee and Nominating Committee, copies of the Company’s “Chief Executive Officer/Treasurer Code of Ethics” and “Code of Conduct,” the “Policy for Communication to the Board of Directors,” and the process for reporting questionable accounting or audit matters are available in the Governance Documents section of the Company’s website at www.evansbancorp.com.
DIRECTOR COMPENSATION
Director Fees. Each director of the Company also serves as a member of the Board of Directors of Evans National Bank. Non-employee directors do not receive compensation for meetings of the Bank’s Board, but do receive committee fees. Further, it is the policy of the Board that employee directors are not paid for their service on the Company’s or the Bank’s Board of Directors in addition to their regular employee compensation. During fiscal 2007,
•	non-employee directors were compensated at the rate of $1,000 per meeting of the Company’s Board of Directors, except Mr. Biddle who received $1,300 per meeting for his administrative director services to the Board.

•	non-employee directors were compensated at a rate of $350 per committee meeting of the Company’s and Bank’s Board of Directors, except that the chairperson of each committee received $550 per meeting.

•	in addition to director meeting fees, Mr. Brothman received $38,500 in 2007 for serving as Chairman of the Board of Directors of the Company and of the Bank. Mr. Brothman was not paid committee meeting fees.

•	non-employee directors received a $2,727 bonus in consideration of their Board service in fiscal 2007.
Director Compensation. The following table provides information with regard to the compensation for the Company’s non-employee directors during the fiscal year ended December 31, 2007.

			Change in
			Pension Value
			and Non-
			qualified
	Fees Earned		Deferred
	or Paid in	Option	Compensation
	Cash	Awards	Earnings (2)	Total
Name	($)	(1)	($)	($)
William F. Barrett	19,527	—	—	19,527

James Biddle, Jr.	23,577	—	1,684	25,261

Phillp Brothman	43,526	—	9,898	53,424

LaVerne G. Hall	17,177	—	—	17,177

Kenneth C. Kirst	18,627	—	422	20,049

Mary C. Militello	19,627	—	227	19,854

John R. O’Brien	24,027	—	—	24,027

David M. Taylor	20,927	—	1,790	22,717

Nancy W. Ware	18,557	—	1,972	20,549

Thomas H. Waring	21,877	—	410	22,827

(1)	No equity awards were granted during fiscal 2007. The following reflects all equity awards outstanding for each director as of December 31, 2007. The stock option awards reflect unexercised grants of stock options, whether or not vested:

Name	Stock Options (#)
William F. Barrett	3,261
James E. Biddle, Jr.	3,261
Phillip Brothman	8,150
LaVerne G. Hall	3,261
Kenneth C. Kirst	1,000
Mary C. Militello	2,103
John R. O’Brien	2,420
David M. Taylor	3,261
Nancy W. Ware	3,261
Thomas H. Waring, Jr.	4,890

(2)	Deferred Compensation Plan. The Company maintains a non-qualified deferred compensation plan whereby the directors may elect to defer 1% to 100% of their fees until retirement or termination of service. The Company credits such deferrals at a rate determined at the beginning of each plan year which is based on the prime rate then in effect. During 2007, amounts credited under the deferred compensation plan at interest rates greater than 120% of the applicable federal long-term rate in effect have been reported for directors who elect to participate in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column for the amounts credited at the rate paid less 120% of the applicable federal long-term rate.
Fiscal 2008 directors’ fees have not changed from fiscal 2007, except that the annual fee paid to Mr. Brothman to serve as the Chairman of the Board of Directors of the Company and of the Bank is now $41,000. The Company’s Board of Directors determined not to grant stock options to its non-employee directors during fiscal 2007.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The members of the Human Resource and Compensation Committee are: Phillip Brothman, Mary Catherine Militello, Nancy W. Ware and Thomas H. Waring, Jr. William F. Barrett retired from the Committee on November 1, 2007 and LaVerne G. Hall retired from the Committee on December 31, 2007. None of the members of the Human Resource and Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. Mr. Brothman was a partner of the law firm of Hurst Brothman & Yusick, which, prior to February 2004, served as general counsel to the Company and received legal fees in exchange for such services, and is currently a partner of the law firm of Harris Beach PLLC, which, since February 2004, has served as general counsel to the Company and receives legal fees in exchange for such services. See “Transactions with Related Persons.”
During fiscal 2007, none of the Company’s executive officers served on the compensation committee (or equivalent) or on the board of directors of another entity whose executive officers served on the Human Resource and Compensation Committee or the Company’s Board of Directors.
COMPENSATION COMMITTEE REPORT
The Human Resource and Compensation Committee of the Board of Directors has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Human Resource and Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Human Resource and Compensation Committee

Thomas H. Waring, Jr., Chairman	Phillip Brothman
Mary Catherine Militello	Nancy W. Ware
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis. The Human Resource and Compensation Committee’s primary responsibilities include reviewing management’s recommendations and making determinations regarding job classifications, salary ranges, annual merit increases and fringe benefits; and establishing the compensation levels of the Named Executive Officers of the Company. As part of this responsibility, the Committee individually reviews the performance of the senior executive officers, including the NEOs, and approves compensation actions for them, including all of the policies under which executive compensation is paid or awarded. The Committee also oversees management’s decisions concerning the performance and compensation of other company employees, administers the Company’s incentive compensation and other stock-based plans, at the advice of the Stock Option and Long-Term Incentive Plan Committee, and regularly evaluates the effectiveness of the Company’s overall executive compensation program.
The Company believes that the quality, skills and dedication of senior executive officers are critical factors affecting the long-term value of the Company. The Company’s key compensation goals are to attract superior executive talent; retain key leaders; reward past performance; and align executives’ long-term interests with those of the Company’s shareholders. The Company uses a variety of compensation elements to achieve these goals, including base salary, annual bonuses, stock options, deferred salary plans and a supplemental executive retirement plan, all of which will be discussed in detail below.

The Committee’s decisions on senior executive officer compensation, including NEO compensation, are based primarily upon the Committee’s assessment of each executive’s leadership and operational performance and potential to enhance long-term shareholder value. The Committee relies upon its judgment about each individual — and not on rigid formulas or short-term changes in business performance — in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. Key factors affecting the Committee’s judgment include the executive’s: performance compared to the financial, operational and strategic goals established for the executive by the Board of Directors at the beginning of each fiscal year; contribution to the Company’s financial results, particularly with respect to key metrics such as asset growth, earnings, and return on capital; effectiveness in leading our initiatives to increase customer value; and commitment to community leadership.
The Committee also considers each NEO’s current salary and prior-year bonus, the appropriate balance between incentive compensation for long-term and short-term performance, and the compensation paid to the NEO’s peers within the bank and insurance industries, based on selected industry surveys. In addition, the Committee reviews a tally sheet setting forth the compensation payable to and the benefits accruing to, an NEO, including (1) estimated annual benefit under the Bank’s Supplementary Executive Pension Plan, based on current service, (2) current year value of vested outstanding equity-based grants, (3) current year value of participation in the Company’s Employee Stock Purchase Plan, (4) the change in current deferred compensation balances and accruals on deferred amounts, and (5) the value of certain perquisites.
The key elements of our NEO compensation program are:
1.	Base Salary. Base salaries for our executives are established based on the current scope of their responsibilities, as well as future expectations. During 2007, the Company recruited for key executive positions with the skill set to grow and manage our organization. In recruiting these executives, salaries were influenced by local competition, which is dominated by large financial institutions. In addition to the local market, the Committee considered the survey data provided by America’s Community Bankers and Clark Consulting in setting executive salaries. These salaries fall both below and above the midpoint ranges as disclosed in the survey data.

2.	Annual Bonus. The Company pays annual bonuses to incent and reward performance for the year. Bonuses are paid in cash in February for the prior year’s performance and are based upon the Committee’s evaluation of each executive’s individual performance during the prior year, in the context of the Committee’s assessment of the overall performance of the Company and the executive’s business unit or function in meeting the specific financial and other key goals established for the Company and the executive’s business unit or function by the Board of Directors. This evaluation also includes an assessment of how the executive performed compared to the financial, operational and strategic goals and objectives established by the Board of Directors for the executive at the beginning of the year, but were not determined by a pre-defined formula. During fiscal 2007, the financial services industry was faced with a widespread economic slowdown, and the Company’s overall operating results were flat in 2007. However, in consideration of the challenging operating environment our executive officers faced and the overall performance of the Company as compared to its peers, together with the foundational improvements made to the Company by our executive officers, the Committee believed that it was appropriate to pay bonuses to members of our executive team. Mr. Miller has a formula-based bonus as part of his employment contract and was not eligible for payment of a bonus for 2007.

3.	Stock Options. Employees with the title of vice president and above may be eligible for discretionary stock option awards, which are granted at a strike price equal to the market value on the date of grant. These options, which generally have ten year vesting schedules and specific forfeiture rules, represent a powerful shareholder alignment incentive. The Stock Option and Long-Term Incentive Plan Committee determines the maximum number of options available for allocation. The overall number of option awards granted depends on the financial situation of the Company, a competitive assessment, and the ability to purchase underlying shares on the market.

4.	Executive Deferred Salary Plan. Under the Company’s Deferred Compensation Plan, participating NEOs are able to defer, at their election, up to 100% of their base salary. This deferred salary amount accrues interest at a rate of 9.25%, which is based on the prime rate plus 1%. The interest rate is set at the beginning of each year and compounded annually, but interest income is not earned, and does not vest, unless the executive remains with the Company until vesting. Termination before the vesting date will result in an immediate payout of the deferred salary amount with no interest income payable, with exceptions for death, disability, and transfer to a successor employer. The Committee believes that this plan — including the interest rate and vesting rule — is an effective retention device.

5.	Supplemental Executive Retirement Plan (the “SERP”). Messrs. Tilley, Glass, and Miller are participants of the SERP in order to increase their retirement benefits above amounts available under the Company’s tax-qualified and other pension programs. The SERP is unfunded and is not qualified for tax purposes. An executive’s annual benefit, when combined with amounts payable under the Company’s tax-qualified and other pension programs and Social Security, will equal 70% of the executive’s average last five years’ salary before retirement at age 65. Because executives are generally not eligible for benefits under the SERP if they leave the Company prior to reaching age 60, the Committee believes that the SERP is one of the Company’s most effective executive retention tools.

6.	Perquisites. The Company provides its NEOs with perquisites that it believes are reasonable, competitive and consistent with its overall executive compensation program. The Company believes that its perquisites allow senior executive officers to operate more effectively. These perquisites may include a car allowance and/or club memberships.
Each year, the Committee meets in a session to review each NEO’s performance in order to establish compensation for the following year. At this meeting, the Chief Executive Officer is asked to provide a general review for each senior executive’s performance. After this discussion with the CEO, the Committee meets in executive session to review similar information regarding the CEO. Anticipating Mr. Tilley’s retirement, the Committee did not award a salary increase for Mr. Tilley in 2007. Mr. Nasca and Mr. Kajtoch had negotiated their salary within their employment contract and did not receive a salary increase during 2007. Mr. Glass and Mr. Miller were awarded salary increases based upon individual performance, as well as consideration of survey data. The salary increases were commensurate with performance.
Employment Agreements. The Company believes that in today’s competitive market a key tool to attracting and retaining senior executives and in protecting proprietary information and customer relationships is the use of clear and concise employment contracts. Mr. Nasca has an employment agreement with the Company and the Bank, Messrs. Glass, and Kajtoch have employment agreements with the Bank and Mr. Miller has an employment agreement with ENB Insurance Agency. A discussion of the material terms of these agreements is set forth in this Proxy Statement under the section “Employment Agreements” following the Grants of Plan-Based Awards table.
Summary Compensation Table. The following table sets forth the compensation of the Company’s Named Executive Officers (“NEOs”) for the fiscal year ended December 31, 2007. The NEOs are the Company’s Principal Executive Officers, Principal Financial Officer and the other executive officers serving during the fiscal year ended December 31, 2007.

					Change in
					Pension Value
					and Non-
					Qualified
					Deferred
					Compensation	All other
		Salary	Bonus		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (4)	Stock Awards	($) (5)	($)	($)
David Nasca (1)	2007	$200,000	$12,000	$49,425	—	(6) $17,314	$278,739
President and CEO of the Company and the Bank (principal executive officer)

James Tilley (2)	2007	$76,492	—	—	$93,779	(7) $31,820	$202,091
Former President and CEO of	2006	$225,076	$19,550	—	$161,885	$26,144	$432,655
the Company and the Bank (principal executive officer)

Gary Kajtoch (3)	2007	$134,423	$22,000	—	—	(8) $5,146	$161,569
Treasurer of the Company and CFO of the Bank (principal financial officer)

William Glass	2007	$179,024	$10,000	—	$79,049	(9) $20,741	$288,814
Secretary of the Company,	2006	$166,269	$15,425	—	$103,049	$18,712	$303,455
CEO of Evans National Leasing and Sr. Vice President of the Bank

Robert Miller, Jr.	2007	$213,907	—	—	$41,235	(10) $31,724	$286,865
President, ENB Insurance	2006	$206,525	$100,000	—	$55,568	$17,885	$379,978
Agency, Inc. and ENB Associates Inc.

(1)	Mr. Nasca began serving as President of the Company and the Bank on December 1, 2006. He assumed the position of Chief Executive Officer of the Company and Bank on April 1, 2007. Stock Award to Mr. Nasca: Reflects the dollar amount recognized in fiscal year 2007, in accordance with SFAS No. 123(R) for financial statement reporting purposes related to restricted stock. The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 12 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. See the Grants of Plan-Based Awards table below for information on awards of restricted stock granted in fiscal 2007.

(2)	Effective December 1, 2006, Mr. Tilley ceased serving as President of the Company and the Bank, and effective April 1, 2007, Mr. Tilley ceased serving as Chief Executive Officer of the Company and the Bank. Mr. Tilley serves as a director of the Company.

(3)	Mr. Kajtoch was hired as Chief Financial Officer of the Bank on February 5, 2007 and appointed as Treasurer of the Company on March 20, 2007.

(4)	Bonuses were earned in 2007 and awarded in 2008.

(5)	Includes a) the aggregate change in the accumulated benefits under the Bank’s Defined Benefit Pension Plan and SERP of $88,284; $74,180 and $40,489 in 2007 for Messrs. Tilley, Glass and Miller and b) the above market earnings on compensation deferred for Messrs. Tilley, Glass and Miller.

(6)	Includes the economic benefit from an endorsement split-dollar life insurance policy held by the Bank and various perquisites. Perquisites included a car allowance, country club dues and supplemental long-term disability insurance.

(7)	Includes $15,627 paid to Mr. Tilley for his service as a director after his retirement as an employee on April 1, 2007. Other compensation also includes contributions by the Bank to Mr. Tilley’s 401(k) savings plan, the economic benefit from an endorsement split-dollar life insurance policy held by the Bank, and various perquisites. Perquisites included a car allowance, country club dues and supplemental long-term disability insurance.

(8)	Includes the economic benefit from an endorsement split-dollar life insurance policy held by the Bank and various perquisites. Perquisites included country club dues and supplemental long-term disability insurance.

(9)	Includes contributions by the Bank to Mr. Glass’s 401(k) savings plan, the value of the employee discount on the Company’s Employee Stock Purchase Plan, the economic benefit from an endorsement split-dollar life insurance policy held by the Bank, and various perquisites. Perquisites included a car allowance, country club dues and supplemental long-term disability insurance.

(10)	Includes contributions by the Bank to Mr. Miller’s 401(k) savings plan, the value of the employee discount on the Company’s Employee Stock Purchase Plan, the economic benefit from an endorsement split-dollar life insurance policy held by the Bank and various perquisites. Perquisites included a car allowance, country club dues and supplemental long-term disability insurance.

Grants of Plan-Based Awards. The following table reflects the terms of the compensation plan-based awards granted to Named Executive Officers in 2007.

		All Other	All Other Option
		Stock Awards:	Awards: Number	Exercise or Base	Grant Date Fair
		Number of	of Securities	Price	Value of Stock
		Shares of	Underlying	Of Option	and Option
		Stock or Units	Options	Awards	Award
Name	Grant Date	(#)	(#)	($/Share)	($)
David Nasca	4/19/2007	2,500	—	—	49,425 (1)

James Tilley	—	—	—	—

Gary Kajtoch	—	—	—	—

William Glass	—	—	—	—

Robert Miller, Jr.	—	—	—	—

(1)	Reflects full grant date fair value under SFAS No. 123(R) of the restricted stock granted. For restricted stock, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For additional information as to the assumptions made in valuation, see Note 12 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
The restricted stock award for Mr. Nasca in 2007 was under the Company’s 1999 Employee Stock Option and Long-Term Incentive Plan. The shares fully vest one year from the grant date, assuming Mr. Nasca’s continued employment with the Company. Dividends were paid on the restricted shares in 2007.
Employment Agreements
David J. Nasca — Employment Agreement, by and among Mr. Nasca, the Company and the Bank, pursuant to which Mr. Nasca serves as the President and Chief Executive Officer of the Company and the Bank. Mr. Nasca’s employment agreement provides for an initial annual base salary of $200,000, which is subject to adjustment annually by the Board of Directors of the Company and the Bank, provided, however, that Mr. Nasca’s annual salary may not be decreased below $200,000. Subject to prior termination, the initial term of Mr. Nasca’s employment is until December 31, 2010, subject to annual one year extensions of the initial five year term. Mr. Nasca is entitled to participate in all Company and Bank employee benefit plans, programs, and arrangements for which he qualifies, and is entitled to receive an annual bonus at the discretion of the Board of Directors of the Bank and of the Company. The Bank provides Mr. Nasca with an automobile allowance and reimburses him for reasonable country club dues.
In the event Mr. Nasca’s employment is terminated:
•	without cause, he will be paid, for a period equal to the then remaining term of his employment agreement, a monthly payment equal to 1/12th of his then annual base salary. The Company’s or the Bank’s obligation to make such payments to Mr. Nasca are conditional upon Mr. Nasca’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement;

•	because of death, his estate will be paid that portion of Mr. Nasca’s then annual base salary accrued through the date of his death, as well as any amounts or benefits payable under applicable benefit plans;

•	because of disability, Mr. Nasca will be paid, for a period equal to the shorter of (i) 180 days from the effective date of termination or (ii) until Mr. Nasca becomes eligible for long-term disability payments under either the Bank’s or the Company’s long-term disability plan, continued scheduled monthly payments of his then annual base salary, as well as any amounts or benefits payable under applicable benefit plans; and

•	for cause or by Mr. Nasca, Mr. Nasca will not be entitled to payment of any amounts or benefits, other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.
Gary A. Kajtoch — Employment Agreement, by and between Mr. Kajtoch and the Bank, pursuant to which Mr. Kajtoch serves as the Chief Financial Officer and Senior Vice President of the Bank. Mr. Kajtoch’s employment agreement provides for an initial annual base salary of $150,000, which is subject to adjustment annually by the Bank’s Board of Directors, provided, however, that Mr. Kajtoch’s annual salary may not be decreased below $150,000. Subject to prior termination, the initial term of Mr. Kajtoch’s employment is until December 31, 2011, subject to annual one year extensions of the initial five year term. Mr. Kajtoch is entitled to participate in all Bank employee benefit plans, programs, and arrangements for which he qualifies, and is entitled to receive an annual bonus at the discretion of the Board of Directors of the Bank.
In the event Mr. Kajtoch’s employment is terminated:
•	without cause, he will be paid, for a period equal to the then remaining term of his employment agreement, a monthly payment equal to 1/12th of his then annual base salary. The Bank’s obligation to make such payments to Mr. Kajtoch are conditional upon Mr. Kajtoch’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement;

•	because of death, his estate will be paid that portion of Mr. Kajtoch’s then annual base salary accrued through the date of his death, as well as any amounts or benefits payable under applicable benefit plans;

•	because of disability, Mr. Kajtoch will be paid, for a period equal to the shorter of (i) 180 days from the effective date of termination or (ii) until Mr. Kajtoch becomes eligible for long-term disability payments under the Bank’s long-term disability plan, continued scheduled monthly payments of his then annual base salary, as well as any amounts or benefits payable under applicable benefit plans; and

•	for cause or by Mr. Kajtoch, Mr. Kajtoch will not be entitled to payment of any amounts or benefits other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.
Robert G. Miller — Employment Agreement, by and between Mr. Miller and ENB Insurance Agency, Inc., pursuant to which Mr. Miller serves as the President of ENB Insurance. Mr. Miller’s employment agreement provides for an initial annual base salary of $206,000, which is subject to adjustment annually by the Board of Directors of ENB Insurance, provided, however, that Mr. Miller’s annual salary may not be decreased below $206,000. Subject to prior termination, the initial term of Mr. Miller’s employment is until December 31, 2011, subject to annual one year extensions of the initial five year term. In addition to Mr. Miller’s annual base salary, he is entitled to receive payment of residual commissions earned on life insurance and annuities sold through M&W Group, Inc. (the predecessor to ENB Insurance Agency), prior to the date of Mr. Miller’s employment agreement with ENB Insurance. Mr. Miller is entitled to participate in all employee benefit plans, programs, and arrangements of ENB Insurance for which he qualifies, and he is entitled to receive an annual bonus at the discretion of the Board of Directors of ENB Insurance and determined, in amount, by reference to a bonus formula. ENB Insurance provides Mr. Miller with a company-owned vehicle and reimburses him for his reasonable country club dues.

In the event Mr. Miller’s employment is terminated:
•	without cause, he will be paid, for a period equal to the then remaining term of his employment agreement, a monthly payment equal to 1/12th of his then annual base salary. ENB Insurance’s obligation to make such payments to Mr. Miller are conditional upon Mr. Miller’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement;

•	because of death, his estate will be paid that portion of Mr. Miller’s then annual base salary accrued through the date of his death, as well as any amounts or benefits payable under applicable benefit plans;

•	because of disability, Mr. Miller will be paid, for a period equal to the shorter of (i) 180 days from the effective date of termination or (ii) until Mr. Miller becomes eligible for long-term disability payments under ENB Insurance’s long-term disability plan, continued scheduled monthly payments of his then annual base salary, as well as any amounts or benefits payable under applicable benefit plans; and

•	for cause or by Mr. Miller, Mr. Miller will not be entitled to payment of any amounts or benefits other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.
William R. Glass — Employment Agreement, by and between Mr. Glass and the Bank, pursuant to which Mr. Glass serves as Senior Vice President of the Bank. Mr. Glass’ salary is fixed annually by the Board of Directors of the Bank. Subject to prior termination, the term of Mr. Glass’ employment is for a period of five years, subject to annual one year extensions of the five year term. Mr. Glass is entitled to participate in all Bank employee benefit plans, programs, and arrangements for which he qualifies.
In the event Mr. Glass’ employment is terminated:
•	without cause, he will be paid his then base salary for the longer of three months from the date of termination or the remainder of the then employment term, subject to Mr. Glass’ compliance with his obligations of confidentiality.

•	because of death, his estate will be paid any compensation and reimbursable expenses accrued to the date of his death;

•	for cause, Mr. Glass will not be entitled to payment of any amounts or benefits, other than such portion of his annual salary accrued through the date of termination;

•	by mutual agreement of the Bank and Mr. Glass, the terms of termination to be determined between the Bank and Mr. Glass at the time of termination; and

•	by Mr. Glass in the event of a “change of control” of the Bank, resulting in a substantial change in his duties, Mr. Glass will be paid all benefits due to him under his employment agreement, including his salary, for the remainder of the then employment term.
James Tilley’s employment with the Bank and the Company terminated effective April 1, 2007.
Potential Payments Upon Termination or Change-in-Control. The following table shows the potential incremental value transfer to each NEO under various termination or change-in-control scenarios as of December 31, 2007, the last business day of fiscal 2007. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company.

Incremental Value Transfer	David Nasca (4)	Gary Kajtoch	William Glass	Robert Miller
Retirement or Voluntary Termination (1)	—	—	$641,668	$275,953

Termination for Cause (1)	—	—	$641,668	275,953

Termination Without Cause (2)	$1,039,375	$750,000	$1,541,798	$1,305,953

“Change in Control” Termination (2)	—	—	$1,541,798	—

Death (3)	$439,375	$300,000	$1,001,720	$687,953

(1)	Reflects a) Supplemental Executive Retirement Plan lump sum payout and b) Defined Benefit Pension Plan lump sum payout.

(2)	Reflects a) Supplemental Executive Retirement Plan lump sum payout, b) Defined Benefit Pension Plan lump sum payout and c) employment contract payout.

(3)	Reflects a) Supplemental Executive Retirement Plan lump sum payout, b) Defined Benefit Pension Plan lump sum payout and c) benefit payment of Executive Life Insurance.

(4)	Mr. Nasca’s payments include the accelerated vesting of his 2,500 shares of restricted stock. The market value of the restricted stock at December 31, 2007 was $39,375, based on the market price of the stock.
Outstanding Equity Awards at Fiscal Year-End. The following table provides information about unexercised stock options and unvested restricted stock for the Named Executive Officers as of December 31, 2007:

Option Awards				Stock Awards
				Number
	Number of			of Shares
	Securities			or Units
	Underlying			of Stock	Market Value
	Unexercised	Option		That	of Shares or
	Options (#)	Exercise	Option	Have Not	Units of Stock
	Unexercisable	Price	Expiration	Vested	That Have Not
Name	(#) (1)	($)	Date	(#) (2)	Vested ($)
David Nasca	—	—	—	2,500	39,375

William Glass	2,315	19.25	04/18/2013	—	—
	2,205	21.77	09/27/2014
	2,000	22.00	09/20/2015

Robert Miller, Jr.	2,315	19.25	04/18/2013	—	—
	2,205	21.77	09/27/2014
	2,000	22.00	09/20/2015
Note: Mr. Tilley and Mr. Kajtoch did not have any outstanding equity awards at December 31, 2007.

(1)	The unexercisable options with the following expiration dates will vest as indicated below for Mr. Glass and Mr. Miller:

Expiration Date	Vesting Schedule
April 18, 2013	50% vested on August 19, 2008 and 50% vested on August 19, 2012
September 27, 2014	100% vested on September 27, 2009
September 20, 2015	100% vested on September 20, 2010

(2)	Mr. Nasca’s restricted shares fully vest on April 19, 2008.

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the Named Executive Officers as of fiscal year-end 2007 (1):

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service (#)	Benefit ($)	Last Fiscal Year ($)
James Tilley	SERP Plan	19	975,170	99,896
	Defined Benefit Plan	19	355,235	26,992

William R. Glass	SERP Plan	14	463,519	—
	Defined Benefit Plan	14	178,149	—

Robert G. Miller, Jr.	SERP Plan	7	219,245	—
	Defined Benefit Plan	7	56,708	—

(1)	The assumptions used to calculate the present value of accumulated benefits is set forth in Note 11 to the Consolidated Financial Statements of the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
The following describes the material factors necessary to understand the pension benefits that are provided to the Named Executive Officers under the Bank’s defined benefit pension and supplemental executive retirement plans.
Defined Benefit Pension Plan. The Bank maintains a defined benefit pension plan (the “Pension Plan”) for all eligible employees, including employees of its subsidiaries. An employee becomes vested in a pension benefit after five years of service. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. The following table indicates the annual retirement benefit that would be payable under the Pension Plan, pursuant to the amended benefit formula discussed below, upon retirement at age 65 in fiscal year 2007, expressed in the form of a single life annuity for the average annual earnings and years of credited service. The benefits listed below are not subject to deduction for Social Security or other offset amounts.

Final Average	Years of Service at Normal Retirement
Compensation	10	20	30	40
$ 30,000	$ 3,000	$ 6,000	$ 9,000	$ 9,000
$ 50,000	$ 5,000	$10,000	$15,000	$15,000
$100,000	$10,000	$20,000	$30,000	$30,000
$150,000	$15,000	$30,000	$45,000	$45,000
$220,000	$22,000	$44,000	$66,000	$66,000
Pension Benefit Formula: 1% of compensation times years of service (max 30).
Prior to an amendment to the Pension Plan, effective May 1, 1994, the monthly benefit under the Pension Plan was 3% of average monthly compensation multiplied by years of service up to a maximum of 15 years of service. In 1994, the Pension Plan was amended to change the benefit to 1% of average monthly compensation (as defined under the Pension Plan, generally the highest five consecutive compensation years out of the latest ten compensation years at retirement) multiplied by years of service up to a maximum of 30 years of service.
However, the benefits already accrued by employees, including Mr. Tilley, prior to this amendment were not reduced by the amendment.
Management recently completed an analysis of the Pension Plan. Management considered industry trends, regional competition, as well as the new regulatory requirements involved in maintaining both a defined benefit pension plan, as well as the 401(k) plan. Based upon the analysis, there were significant changes made to the Defined Benefit Pension Plan in order to remain competitive with the industry.

Effective January 31, 2008, the Defined Benefit Pension Plan was frozen. All benefits that eligible participants have accrued in the Plan to date will be retained. Employees will not continue to accrue additional benefits in the Plan from that date. Employees will be eligible to receive these benefits at normal retirement age.
“Compensation” generally is the compensation reported on Form W-2 as gross pay. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury of the United States may not be considered. That limit (the “IRS Compensation Limit”) was $220,000 for 2006. In addition, benefits provided under the Pension Plan may not exceed a benefit limit under the Internal Revenue Code (which was $175,000 payable as a single life annuity beginning at normal retirement age in 2006). The “Social Security Wage Base” is the maximum amount of annual earnings or wages that is subject to the old age, survivors and disability insurance taxes that is in effect under the Social Security Act at the beginning of the plan year.
A participant is eligible for early retirement under the Pension Plan if the participant retires before normal retirement age but after attaining age 59 and completing 5 years of service. An early retirement benefit is reduced 1/15th per year for each year that the benefit commences prior to normal retirement age. At December 31, 2007, Mr. Glass had attained eligibility for early retirement under the Pension Plan. Mr. Miller was not eligible for early retirement. Mr. Nasca and Mr. Kajtoch did not have any credited service time in the Pension Plan at December 31, 2007. Mr. Tilley was retired at December 31, 2007. The Named Executive Officers are not eligible for unreduced Pension Plan benefits at any age before normal retirement age.
Benefits under the Pension Plan are 100% vested after an employee has completed at least five years of service. Messrs. Glass and Miller are 100% vested in their benefits in the Pension Plan. Mr. Tilley was retired and receiving payments from the Plan as of December 31, 2007.
The Company does not credit service in the Pension Plan beyond the actual number of years an employee has participated in the Plan or the plan of an acquired company that was merged into the Pension Plan. The years of credited service for all of the Named Executive Officers are based only on their service while eligible for participation in the Pension Plan or the prior pension plan of an acquired company. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Pension Plan.
Benefits under the Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. If the Named Executive Officer is married on the date payments are to begin under the Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary, unless the Named Executive Officer elects another form of payment with the consent of the spouse. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the Named Executive Officer, benefits are reduced from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Pension Plan. The Pension Plan generally does not make distributions in the form of a one-time lump sum payment. A participant’s benefit is payable as an annuity with monthly benefit payments, unless the present value of the normal retirement benefit is less than $5,000.
Benefits under the Pension Plan are funded by an irrevocable, tax-exempt trust. The Pension Plan benefits of all participants, including those benefits of Named Executive Officers, are payable from the assets held by the tax-exempt trust.
Supplemental Executive Retirement Plans. The Bank maintains a Supplemental Executive Retirement Plan (the “SERP”) in which each of Messrs. Glass and Miller is a participant. Messrs. Nasca and Kajtoch do not have any credited service time in the SERP as of December 31, 2007. Under the SERP, each of Messrs. Glass and Miller is entitled to an annual benefit payment equal to 70% of his final average earnings, currently defined as the highest average of five consecutive years out of the last ten worked, reduced by 50% of his annual Social Security benefit, the amount of his annual benefit under the Pension Plan, and the value of his annual benefit attributable to employer matching contributions to the Bank’s 401(k) Plan, at or after attaining age 65. There are provisions for reduced early retirement benefits after attaining age 60 but prior to age 65, provided, however, that such benefits are reduced by 2% for each point by which the participant’s age and years of service are less than 75. Upon a participant’s entitlement to a benefit under the SERP, his benefit shall be paid in the form of either (i) a single life annuity with 15 payments guaranteed, or (ii) a lump sum payment which is actuarially equivalent to the annuity form of payment described in clause (i). Mr. Tilley retired in 2007 and received the first of his annual payments under the SERP as described in clause (i) in the previous sentence. The SERP also allows for payment of such benefit to a designated beneficiary under certain circumstances, such as upon the death of the employee.
Executive Life Insurance Plan. The Company provides an endorsement split-dollar benefit to certain officers and directors in connection with bank-owned life insurance maintained by the Bank. This benefit does not carry into retirement. The benefit for all non-employee directors is in the amount of $200,000. The amount of the benefit of Named Executive Officers is 2.0 times base salary. The amount of the benefits for Messrs. Nasca, Kajtoch, Glass and Miller are $400,000; $300,000; $360,056; and $412,000, respectively.
Employee Savings Plan. The Bank also maintains a 401(k) salary deferral plan to assist employees, including employees of its subsidiaries, in saving for retirement. All employees are eligible to participate on the first of the month following date of hire. Eligible employees can contribute up to the maximum amount allowable under the Internal Revenue Code. In 2007, after one year of service, the Bank made matching contributions equal to an automatic 1% of an employee’s base compensation plus 25% of the employee’s contribution up to 4% of their annual base compensation. Participants were 100% vested both in their own contributions and the Bank’s matching contribution.
For 2008, employees receive a 100% match from the Company in contributions up to 4% of base salary and a 50% match on contributions greater than 4% of base salary, up to 8% of salary. Employees vest in employer contributions over six years.
Individual account earnings will depend on the performance of the particular funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan. See “Summary Compensation Table” for a summary of the amounts contributed by the Bank to the Employee Savings Plan for the benefit of Messrs. Tilley, Glass, DeBacker and Miller.
Non-Qualified Deferred Compensation. The following table sets forth information for the Non-Qualified Deferred Compensation Plan:

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings in	Distributions	Balance in
	in Last Fiscal	in Last Fiscal	Last Fiscal	in Last Fiscal	Last Fiscal
	Year	Year	Year	Year	Year
Name	($)	($)	($)	($)	($)
James Tilley	7,649	—	11,657	(18,937)	132,029

William R. Glass	25,815	—	10,330	—	134,913

Robert G. Miller, Jr.	4,278	—	1,582	—	20,825
Deferred Compensation Plan. The Company’s Non-Qualified Deferred Compensation Plan allows Named Executive Officers to elect to defer 1% to 100% of their base salary until retirement or termination of service. The Company credits such deferrals at a rate determined at the beginning of each plan year by the Human Resource and Compensation Committee, which is based on the prime rate then in effect. During fiscal 2007, amounts credited under the Deferred Compensation Plan at interest rates greater than 120% of the applicable federal long-term rate in effect have been reported for the Named Executive Officers in the “Summary Compensation Table” in the Change in Pension Value and Non-Qualified Deferred Compensation column.

Named Executive Officers are 100% vested in their deferred account balance, including credited interest, immediately. Named Executive Officers may choose 5, 10 or 15 years or lump sum payment option.
TRANSACTIONS WITH RELATED PERSONS
The Company’s written policies and procedures with respect to transactions with related persons requires the review and approval or ratification by the Audit Committee for any transaction in which the Company will be a participant and any related person has or will have a material interest (direct or indirect), other than transactions involving less than $5,000 when aggregated with all similar transactions. Related persons include the Company’s directors, director nominees and executive officers and their immediate family members, as well as persons owning more than 5% of the Company’s common stock and any immediate family member of such shareholder.
Under the Company’s related person policy, a related person transaction may be consummated or continue if the Audit Committee shall have approved or ratified the transaction in accordance with the following guidelines: in considering whether to approve or ratify related person transactions, the Audit Committee will take into account, among other factors: whether the related person transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; whether the related person transaction has been reviewed and approved by the Company’s subsidiary banking institution in accordance with Federal Reserve Regulation O and the process and procedure established by such subsidiary banking institution to insure compliance with Regulation O; whether the related person transaction is approved by the disinterested members of the Board of Directors; or whether the related person transaction involves compensation approved by the Company’s Human Resource and Compensation Committee.
The Audit Committee meets annually with management to discuss and review related person transactions for that calendar year, including the proposed aggregate value of such transactions. After review and discussion, the Audit Committee will determine, based on the above guidelines, whether to approve or ratify each related person transaction, and at each subsequently scheduled meeting, management will update the Audit Committee, as necessary, as to any material change to related person transactions and any proposed related person transactions.
In the event a related person transaction is proposed during the interim period between regularly scheduled Audit Committee meetings, such transactions may be presented to the Audit Committee by management for approval or preliminarily entered into by management subject to ratification by the Audit Committee in accordance with the above guidelines; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.
In particular, the Audit Committee approved the provision of certain life insurance policies from Massachusetts Mutual Life Insurance Company, Inc. for which Thomas H. Waring, Jr., a director, serves as agent on terms and conditions normal and customary in the ordinary course of business for the purchase of life insurance. The total premium paid to Massachusetts Mutual Life Insurance Company, Inc. was approximately $209,000 and $230,000 in fiscal 2007 and 2006, respectively. The aggregate amount received by Waring Financial Group for the placement of such life insurance policies was less then $120,000 in each of fiscal 2006 and 2007; less than 5% of that firm’s gross revenue.
Additionally, the Audit Committee approved the services of Harris Beach PLLC as its general counsel. Phillip Brothman, a director, is a member of that firm. The legal services provided (and to be provided) to the Company and its Bank subsidiary are considered normal and customary in the ordinary course of business. The aggregate fees paid to Harris Beach PLLC for legal services to the Company and to the Bank in fiscal 2007 and 2006 were approximately $309,000 and $342,000, respectively. The total amount of fees paid to Harris Beach PLLC is less than 5% of that firm’s gross revenues for fiscal 2007 and 2006.

The Bank has had, and in the future expects to have, banking and fiduciary transactions with directors and executive officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unrelated third parties, and do not involve more than a normal risk of collectivity or present other unfavorable features.
AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit Committee has reviewed and discussed with the Company’s management and KPMG LLP, the
Company’s independent auditors, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the 2007 fiscal year. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received and reviewed the written disclosures and the communication from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with KPMG LLP its independence from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2007 fiscal year for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee,
John R. O’Brien, Chairman
James E. Biddle, Jr.
Mary Catherine Militello
David M. Taylor
INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has appointed KPMG LLP to continue as the Company’s independent auditors and to conduct the audit of the Company’s consolidated financial statements for the year ending December 31, 2008. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have the opportunity to make a statement, if they so desire.
Fees Billed by KPMG LLP. The following table shows the fees that KPMG LLP billed the Company for audit and other services provided for fiscal years 2007 and 2006. Audit fees consist of professional services rendered for the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings, including SEC filings or engagements for fiscal years 2007 and 2006. Tax fees consist of tax compliance, tax advice and planning services and assistance in the preparation of federal and state tax returns.

	2007	2006
Audit Fees	$147,000	$118,000
Audit-Related Fees	—	—
Tax Fees	50,460	54,228
All Other Fees	—	—

Total	$197,460	$172,228
All fees listed in the table above were pre-approved by the Company’s Audit Committee.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that such services did not impair KPMG LLP’s independence.
The Audit Committee’s pre-approval policy details the types of audit, audit-related, tax and other services that have the general pre-approval of the Audit Committee, and the cost limits for those services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it requires specific pre-approval by the Audit Committee. Also, any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.
OTHER MATTERS
The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by directors, officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.
The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting, other than the election of directors. However, if other matters do properly come before the meeting or any adjournments thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
SHAREHOLDER PROPOSALS FOR 2009
ANNUAL MEETING OF SHAREHOLDERS
Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934. For such proposals to be included in the Company’s proxy materials relating to its 2009 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8(e) must be satisfied and such proposals must be received by the Company no later than December 4, 2008. Such proposals should be delivered to the Secretary, Evans Bancorp, Inc., 14-16 North Main Street, Angola, New York 14006.
Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Except in the case of proposals made in accordance with Rule 14a-8(e) and for shareholder nominations to the Board of Directors, which are governed by the procedures for director nominations by shareholders contained in the Company’s bylaws, for proposals to be considered at an Annual Meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the Company not less than 45 days prior to the anniversary of the date on which the Company first sent its proxy materials for its immediately preceding annual meeting of shareholders. To be timely for the 2009 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company by February 17, 2009. A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the Annual Meeting, the information required by the Company’s bylaws.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is also available, without charge, by writing or telephoning Michelle A. Baumgarden, Evans Bancorp, Inc., One Grimsby Drive, Hamburg, NY 14075, (716) 926-2000. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s website (www.sec.gov) and the Company’s website (www.evansbancorp.com).

By Order of the Board of Directors,

EVANS BANCORP, INC.
William R. Glass
Secretary
Angola, New York
April 2, 2008

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - James E. Biddle, Jr.	☐	☐	02 - Kenneth C. Kirst	☐	☐	03 - Nancy W. Ware	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Evans Bancorp, Inc.

PROXY FOR THE TWENTIETH MEETING OF SHAREHOLDERS
Evans Bancorp, Inc.
14-16 North Main Street
Angola, NY 14006
This Proxy is solicited on Behalf of the Board of Directors of Evans Bancorp, Inc.
The undersigned hereby appoints Mary Catherine Militello and David M. Taylor as Proxies, each with the power to appoint his/her substitute, and hereby authorizes either of them to represent and to vote all the shares of Common Stock of Evans Bancorp, Inc. held of record by the undersigned on March 10, 2008 at the Twentieth Annual Meeting of Shareholders to be held on April 24, 2008, or any adjournments thereof, upon the matters listed on the reverse side hereof.
Each of the Proxies is authorized to vote, in his/her discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR each nominee set forth above and with discretionary authority on such other matters as may properly come before the meeting or any adjournment thereof.
PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.